Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO FINANCING AGREEMENT

THIS FIRST AMENDMENT TO FINANCING AGREEMENT, dated as of May 4, 2004 (this “Amendment”), is made by and among CYBEX INTERNATIONAL, INC., a New York corporation (the “Borrower”), the lenders identified on the signature pages hereto (the “Lenders”) and HILCO CAPITAL LP, a Delaware limited partnership, as a Lender and as agent for the Lenders (in such capacity, the “Agent”).

RECITALS:

A. The Borrower, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of July 16, 2003 (as the same may be further amended, modified, restated or supplemented from time to time, the “Financing Agreement”), pursuant to which, among other things, the Agent and the Lenders extended to the Borrower a loan facility.

B. The Borrower has requested that the Financing Agreement be amended.

C. The Agent and the Lenders have agreed to such request, upon the terms and subject to the conditions and limitations set forth herein, and, to accomplish the foregoing, the Borrower, the Agent and the Lenders have agreed to execute this Amendment.

D. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement, unless otherwise defined herein.

AGREEMENTS:

Accordingly, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS AND CONSENT

The Financing Agreement is hereby amended as follows:

1.1 Section 1 of the Financing Agreement is hereby amended by adding the following defined term in the appropriate order alphabetically:

“‘Kirila Letter of Credit’ shall mean that certain letter of credit in the amount of $2,945,722 issued for the account of the Company and secured by collateral pledged by UM Holdings Ltd. to secure a potential judgment against the Company relating to the case of Kirila v. Cybex International, Inc.”

1.2 The definition of “Permitted Indebtedness” appearing in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Indebtedness” shall mean: (a) subject to the terms of the Intercreditor Agreement, the CIT Debt in an aggregate principal amount not to exceed at any time outstanding, the sum of (i) the lower of (A) $14,000,000 and (B) the aggregate amount of Availability of the Company less $1,500,000, plus $1,250,000 and (ii) $5,000,000 less all principal payments received by CIT with respect to the term loans under the CIT Loan Agreement as in effect on the date hereof, in each case plus interest, fees and expenses payable thereunder; (b) Indebtedness under the IRB, provided that such Indebtedness is not secured by any assets of the Company; (c) current Indebtedness (other than Indebtedness for borrowed money) maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (d) the Indebtedness secured by Purchase Money Liens; (e) Indebtedness arising under this Agreement; (f) deferred Taxes and other expenses incurred in the ordinary course of business; (g) to the extent constituting Indebtedness, guarantees of third-party leases and other third party financing arrangements pertaining to the Company’s products and related matters (the “Lease Support Guarantees”), provided that the maximum liability under all Lease Support Guarantees shall not at any time exceed $6,000,000 in the aggregate; (h) the Indebtedness under the Kirila Letter of Credit, provided that (x) such Indebtedness is not secured by any assets of the Company and (y) the Company’s reimbursement obligations to UM Holdings Ltd., if any, in respect of such Indebtedness shall be subordinated to the prior payment and satisfaction of the Obligations under this Agreement and the other Loan Documents pursuant to a subordination agreement in form and substance satisfactory to Hilco (it being understood that no current interest or principal shall be payable under such subordinated Indebtedness without the prior written consent of CIT and HILCO); and (i) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to HILCO or otherwise disclosed to HILCO in writing prior to the Closing Date.

1.3 The Financing Agreement and each of the other Loan Documents are amended to provide that any reference to the Financing Agreement in the Loan Documents or any of the other Loan Documents shall mean the Financing Agreement as amended by this Amendment, and as it may be further amended, modified, restated or supplemented from time to time.

1.4 The Agent and the Lenders hereby consent to the First Amendment to the CIT Loan Agreement, dated the date hereof, a copy of which is attached hereto as Exhibit A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to Hilco and the Lenders as follows:

2.1 Compliance with Financing Agreement and Other Loan Documents. After giving effect to this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Financing Agreement and in the other Loan Documents to be observed or performed by the Borrower.

2.2 Representations in Financing Agreement and Other Loan Documents. The representations and warranties of the Borrower set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except for changes in the Borrower’s business or operations that have occurred after the date the Financing Agreement became effective, so long as Hilco and the Lenders have consented to such changes or such changes are not prohibited by the terms of the Financing Agreement.

2.3 No Event of Default. No Default or Event of Default exists under the Financing Agreement and the other Loan Documents.

ARTICLE III

CONDITIONS PRECEDENT

This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction by the Borrower or waiver by Hilco and the Lenders of the following conditions precedent:

(a) Receipt by Hilco of this Amendment, duly executed by the Borrower, and consented to by each of the Guarantors;

(b) Receipt of evidence satisfactory to Hilco that CIT shall have approved this Amendment;

(c) The Borrower shall have paid to counsel for Hilco the amount of reasonable fees and disbursements owed to such counsel in connection with this Amendment; and

(d) Receipt by Hilco of such other documents, instruments, and agreements as Hilco and its counsel may reasonably request.

ARTICLE IV

MISCELLANEOUS

4.1 Full Force and Effect. As expressly amended hereby, the Financing Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement as amended by this Amendment.

4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

4.3 Counterparts. This Amendment may be executed in one or more counterparts (including via facsimile), each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

4.4 Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

4.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, HILCO AND EACH LENDER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

HILCO CAPITAL LP, as Agent and a Lender

By:	/s/ Lewis E. Rieck
Name:	Lewis E. Rieck
Title:	Vice President

FORTRESS CREDIT OPPORTUNITIES I LP, as a Lender

By: Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

FORTRESS CREDIT OPPORTUNITIES II LP, as a Lender

By: Fortress Credit Opportunities II GP LLC, its general partner

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	Chief Credit Officer

CONSENT OF GUARANTORS

Each of the undersigned (individually, a “Guarantor” and, collectively, the “Guarantors”), a Guarantor of all of the indebtedness, obligations or liabilities of Cybex International, Inc., a New York corporation, to Hilco Capital LP (“Hilco”) and certain other lenders, pursuant to that certain Guaranty, dated July 16, 2003, executed by each of the Guarantors in favor of Hilco, does hereby acknowledge receipt of a copy of the within and foregoing First Amendment to Financing Agreement, dated as of the same date hereof, and, in connection therewith, hereby consents to the execution, delivery and performance thereof and agrees that nothing contained therein nor in any document, instrument or other agreement required or contemplated thereby, shall alter, discharge, release, cancel or impair the duties and obligations of such Guarantor under the Guaranty and that the Guaranty shall continue to remain in full force and effect, enforceable against such Guarantor in accordance with its terms, without any right of offset, deduction, defense or counterclaim in favor of such Guarantor against Hilco.

IN WITNESS WHEREOF, each of the Guarantors has executed this Consent under seal as of the day and year first above written.

CYBEX CAPITAL CORPORATION

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

TECTRIX FITNESS EQUIPMENT, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

Signed as a deed by CYBEX INTERNATIONAL UK LIMITED acting by:

/s/ Arthur W. Hicks, Jr.
Director

Director

Exhibit A

First Amendment to CIT Loan Agreement

(see attached)